EXHIBIT 5
                                                          ---------


                                May 12, 2010



   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, DC 20549

        Re:  CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
             REGISTRATION STATEMENT ON FORM S-8
             ------------------------------------------

        We have acted as counsel to Consolidated Communications Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering the registration of 900,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan (the "Plan") in accordance with the terms of the Plan.

        In that capacity, we have considered such questions of law and have examined such documents necessary for the purpose of this opinion. Upon the basis of such examination, it is our opinion that those shares of Common Stock that are originally issued shares will be, when issued and sold as contemplated by the Registration Statement and in accordance with the Plan, validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                      Very truly yours,

                                      SCHIFF HARDIN LLP

                                      By:  /s/ Lauralyn Bengel
                                           ----------------------------
                                           Lauralyn Bengel